EXHIBIT 10(a)
                                                     TO FORM 10-Q,
                                                     1ST QUARTER 1998



               ASSIGNMENT OF CONTRACTS AND ENTITLEMENTS

     THIS AGREEMENT (this "Agreement") made this 31st day of March, 1998, by and between Bangor Hydro-Electric Company, a Maine corporation ("Bangor Hydro") and Bangor Energy Resale, Inc., a Maine corporation ("Bangor Energy", and together with Bangor Hydro the "Parties", or each individually, a "Party").

     WHEREAS, by an agreement between Bangor Hydro and Unitil Power Corporation, a New Hampshire corporation ("Unitil") entered into on March 26, 1986, as subsequently amended, on file with the Federal Energy Regulatory Commission ("FERC"), as FERC Rate Schedule No. 46 (the "Unitil Contract"), which Unitil Contract is attached hereto as Exhibit A, Bangor Hydro agreed to sell and provide, and Unitil agreed to purchase and take, certain amounts of electric energy and capacity;

     WHEREAS, Bangor Energy is a wholly-owned subsidiary of Bangor Hydro, formed solely for the purpose of acquiring the Unitil Contract from Bangor Hydro;

     WHEREAS, Bangor Hydro has agreed to sell, transfer and assign, or otherwise convey and Bangor Energy has agreed to purchase, accept and assume, all of Bangor Hydro's rights, obligations and liabilities under the Unitil Contract; and

     WHEREAS, the Parties desire that Bangor Hydro continue to provide the electric generating capacity to enable Bangor Energy to provide utility services to Unitil under the same rates, terms and conditions of service as Bangor Hydro had provided such service to Unitil, for a term commencing on the date of the transfer of the Unitil Contract from Bangor Hydro to Bangor Energy and terminating on the termination date set forth in the Unitil Contract;

     In consideration of the mutual agreements and covenants herein contained, Bangor Hydro and Bangor Energy each hereby agree as follows:

I.   GENERAL PURPOSE

     The purpose of this Agreement is to provide for the sale, transfer and assignment of the Unitil Contract by Bangor Hydro to Bangor Energy and the purchase, acceptance and assumption by Bangor Energy of all of Bangor Hydro's rights, obligations and liabilities under the Unitil Contract. Bangor Hydro, for good and valuable consideration, the receipt of which is hereby acknowledged by Bangor Energy, hereby (a) grants, bargains, sells, assigns, transfers, sets over, assigns, conveys and delivers without limitation or restriction to Bangor Energy, and Bangor Energy hereby purchases and accepts from Bangor Hydro WITHOUT RECOURSE all right, title, interest, obligations and liabilities of Bangor Hydro to and under the Unitil Contract and all payments or other monies to be paid thereon, and (b) grants to Bangor Energy certain rights set forth in the Rate Schedule and Services Agreement, PROVIDED, HOWEVER, the parties hereto hereby agree that nothing set forth herein is intended to in any manner affect the rates set forth in the Rate Schedule and Services Agreement. Such transfers are herein being referred to as the "Assignment." In addition, pursuant to the Maine Uniform Commercial Code, the Parties agree to file a financing statement with respect to the assignment of the Unitil Contract for precautionary purposes.

II.  DEFINITIONS

     BANGOR ENERGY.  See Preamble.

     BANGOR HYRDO.  See Preamble.

     RATE SCHEDULE. The Agreement dated as of October 30, 1997 by and between Bangor Hydro and Bangor Energy pursuant to which Bangor Hydro will provide to Bangor Energy utility services necessary for Bangor Energy to serve the Unitil Contract subsequent to the Assignment of the Unitil Contract to Bangor Energy.

     SERVICES AGREEMENT. The service agreement by and between Bangor Hydro and Bangor Energy, dated on or prior to the date hereof.

     UNITIL.  See Preamble.

     UNITIL CONTRACT.  See Preamble.

III. CHARGES AND PAYMENT

     As consideration for the Assignment, Bangor Energy shall pay to Bangor Hydro the monies received from the Agent in connection with the financing to be secured by the Unitil Contract, less any amount retained by Bangor Energy as working capital or to provide operating reserve or debt reserve, including the amounts necessary to comply with any applicable loan covenants. Furthermore, Bangor Energy reconfirms herein that for services to be rendered by Bangor Hydro under the Services Agreement, Bangor Energy shall pay to Bangor Hydro the amounts expressly set forth therein and for services to be rendered by Bangor Hydro under the Rate Schedule by Bangor Hydro, Bangor Energy shall pay to Bangor Hydro the differential between Bangor Energy's payments to the Agent associated with the financing to be secured by the Unitil Contract and the monies received by Bangor Energy under the Unitil Contract (less any Bangor Energy expenses, including, without limitation any expenses associated with providing such services). Bangor Energy shall pay these amounts promptly after receipt.

IV.  REPRESENTATIONS AND WARRANTIES

     Bangor Hydro represents and warrants to Bangor Energy that as of the date hereof:

     (a) The execution, delivery and performance of this Agreement and the transactions contemplated hereby (i) are within the corporate authority of Bangor Hydro, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which the Bangor Hydro is subject or any judgment, order, writ, injunction, license or permit applicable to the Bangor Hydro, and (iv) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, Bangor Hydro;

     (b) The execution, delivery and performance of this Agreement and the Services Agreement will result in valid and legally binding obligations of Bangor Hydro enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought; and

     (c) No material Default or Event of Default by Bangor Hydro has occurred or is occurring with respect to the Rate Schedule, the Unitil Contract and the Services Agreement, and no consent or other action other than any such which have been obtained or made is required by Unitil or any other person or entity for the effectiveness of this Assignment except for notice of this Assignment to FERC.

V.   RELEASE

     Reference is hereby made to Paragraph 8 of the Unitil Contract. Nothing in this Agreement shall constitute a release of Bangor Hydro from any of its obligations under the Unitil Contract.

VI.  ASSIGNABILITY

     This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Parties thereto, provided, however, that Bangor Hydro acknowledges and agrees that BankBoston, N.A., in its capacity as agent (the "Agent") for certain lenders (the "Banks") party to a Term Loan Agreement dated as of March 31, 1998 by and among Bangor Energy, the Agent and the Banks, shall have a perfected first priority interest in, among other things, Bangor Energy's right, title and interest in the Unitil Contract, the Rate Schedule and the Services Agreement, and all related rights thereto.

VII. EFFECT OF FEDERAL AND STATE LAWS

     The obligations of each of the Parties hereunder are subject to any present and future Federal and State laws, regulations, orders or other regulations duly promulgated.

VIII.     APPLICABLE LAW

     This Agreement shall be interpreted in accordance with the laws of the State of Maine.

     IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be signed and sealed, as of the date and year first written above.


                         BANGOR HYDRO-ELECTRIC COMPANY



                         By:  /s/ Carroll R. Lee
                             --------------------------------
                             Name: Carroll R. Lee
                             Title: Senior Vice President and
                                  Chief Financial Officer


                         BANGOR ENERGY RESALE, INC.


                         By:  /s/ Robert S. Briggs
                              -------------------------------
                             Name: Robert S. Briggs
                             Title: President